Exhibit 99.1

MAX RE CAPITAL LTD. REPORTS NET INCOME FOR 2005:

Hamilton, Bermuda, February 10, 2006 - Max Re Capital Ltd. (NASDAQ: MXRE) today reported a net loss for the three months ended December 31, 2005 of $11.4 million, or a net loss of $0.20 per diluted share, compared to net income of $87.1 million, or net income of $1.82 per diluted share, for the three months ended December 31, 2004. Net operating loss, which represents net loss increased by net realized loss on sale of fixed maturities, for the three months ended December 31, 2005 was $7.9 million, or a net operating loss of $0.13 per diluted share, compared with a net operating gain of $80.8 million, or a net operating earnings of $1.67 per diluted share, for the three months ended December 31, 2004.

For the year ended December 31, 2005, the Company had net income of $6.7 million, or net income of $0.13 per diluted share, compared to $133.7 million, or $2.75 per diluted share, for the year ended December 31, 2004. For the year ended December 31, 2005, the Company had net operating income of $7.4 million, or net operating income of $0.14 per diluted share, compared to $123.3 million, or $2.54 per diluted share, for the year ended December 31, 2004.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “The Company recorded a reduction in net income of $157.4 million from natural catastrophes during 2005, but despite these events we are pleased to report a small net income for the year. We successfully raised $284.1 million in a public common share offering in the fourth quarter of 2005 and are well positioned to participate in the expected attractive market for our products in upcoming months.”

Gross premiums written for the three months ended December 31, 2005 were $257.2 million, of which $251.3 million came from property and casualty underwriting and $5.9 million from life and annuity underwriting, compared to $139.6 million, $104.6 million coming from property and casualty underwriting and $35.0 million of life and annuity underwriting, for the three months ended December 31, 2004. Net premiums earned for the three months ended December 31, 2005 were $256.7 million compared to $216.0 million for the same period of 2004, the increase is principally due to $123.9 million of additional property and casualty premiums written and earned on a prior period contract resulting from loss development recorded, partially offset by reduced life and annuity premiums written and earned in the three months ended December 31, 2005. Gross premiums written for the year ended December 31, 2005 were $1,246.0 million compared to $1,043.6 million for 2004. Property and casualty reinsurance, property and casualty insurance and life and annuity reinsurance accounted for 49.4%, 28.5% and 22.1%, respectively, of gross premiums written for the year ended December 31, 2005. Net premiums earned for the year ended December 31, 2005 increased 13.2% to $1,039.4 million compared to $917.8 million for the same period in 2004.

Net investment income for the three months ended December 31, 2005 increased to $31.2 million, from $24.2 million for the same period in 2004 and is principally attributable to increased cash and fixed maturities balances held. Net investment income for the year ended December 31, 2005 increased $24.0 million, to $106.8 million from $82.8 million for the same period in 2004.

Net losses on alternative investments for the three months ended December 31, 2005 were $13.7 million, including $20.6 million in reinsurance private equity losses related to hurricane activity, or a negative 1.11% rate of return, compared to net gains on alternative investments of $56.8 million, including $2.8 million in reinsurance private equity gains, or a 5.36% rate of return, for the same period of 2004. For the year ended December 31, 2005, alternative investments have returned $39.9 million or 3.34%, compared to $81.6 million or 8.23% for the same period in 2004. Invested assets were $4.2 billion as of December 31, 2005, with an allocation of approximately 71% to cash and fixed maturities and 29% to alternative investments.

Losses and benefits were $247.0 million for the three months ended December 31, 2005 compared to $163.4 million for the same period in 2004. The increase in losses and benefits for the three months ended December 31, 2005 is principally attributable to the losses associated with premiums earned, additional loss development of $129.7 million related to a prior period contract and the recording of $23.4 million in natural catastrophe losses. Losses and benefits for the year ended December 31, 2005 were $1,018.9 million compared to $764.3 million for the same period in 2004. The increase for the year ended December 31, 2005 is also principally attributable to the increase in premiums earned , the recording of losses from natural catastrophes and loss development on prior periods.

Acquisition costs for the three months ended December 31, 2005 decreased by 45.3% to $16.3 million compared to $29.8 million for the three months ended December 31, 2004. Acquisition costs for the year ended December 31, 2005 decreased by 34.8% to $76.2 million from $116.9 million for the year ended December 31, 2004. The reduction is attributable to the change in premium mix, with life and annuity products and property and casualty insurance products typically having lower acquisition costs compared to property and casualty reinsurance products.

Interest expense for the three months ended December 31, 2005 decreased to $5.7 million from $9.7 million for the same period in 2004. Interest expense for the year ended December 31, 2005 decreased to $32.0 million from $33.6 million for the same period in 2004. The decrease principally relates to a lower average crediting rate on funds withheld balances.

General and administrative expenses for the three months ended December 31, 2005 were $14.1 million compared to $14.4 million for the same period in 2004. General and administrative expenses for the year ended December 31, 2005 were $56.2 million or 5.4% of net premiums earned compared to $49.0 million or 5.3% of net premiums earned for the year ended December 31, 2004.

Shareholders’ equity was $1,217.2 million at December 31, 2005, compared to $937.0 million at December 31, 2004. Book value per share at December 31, 2005 was $20.69 per share, compared to $20.45 at December 31, 2004. Annualized return on average shareholders’ equity for the year ended December 31, 2005 was 0.6%.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized risk financing solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 and other documents previously filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:
Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED	BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	December 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$314,031	$239,188
Fixed maturities, available for sale at fair value	2,682,864	2,156,011
Alternative investments, at fair value	1,230,889	1,119,028
Accrued interest income	32,632	24,257
Premiums receivable	398,666	262,714
Losses and benefits recoverable from reinsurers	522,114	388,067
Funds withheld	16,932	17,599
Deferred acquisition costs	69,015	54,770
Prepaid reinsurance premiums	83,493	79,337
Other assets	23,001	26,384

Total assets	$5,373,637	$4,367,355

LIABILITIES
Property and casualty losses	$2,006,032	$1,455,099
Life and annuity benefits	854,224	666,101
Deposit liabilities	225,328	266,479
Funds withheld from reinsurers	311,387	301,100
Unearned property and casualty premiums	442,976	447,633
Reinsurance balances payable	90,781	50,258
Accounts payable and accrued expenses	75,728	93,694
Bank loan	150,000	150,000

Total liabilities	4,156,456	3,430,364

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 58,829,354 (2004 - 45,825,880) shares issued and outstanding	58,829	45,826
Additional paid-in capital	929,969	652,029
Loans receivable from common share sales	(465)	(10,515)
Unearned stock grant compensation	(14,574)	(13,294)
Accumulated other comprehensive income	4,981	22,227
Retained earnings	238,441	240,718

Total shareholders’ equity	1,217,181	936,991

Total liabilities and shareholders’ equity	$5,373,637	$4,367,355

Book Value Per Share	$20.69	$20.45

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except shares and per share amounts)

	Three Months Ended December 31		Years Ended December 31
	2005	2004	2005	2004
REVENUES
Gross premiums written	$257,188	$139,568	$1,246,031	$1,043,601
Reinsurance premiums ceded	(68,346)	(42,442)	(213,068)	(162,573)

Net premiums written	$188,842	$97,126	$1,032,963	$881,028

Earned premiums	$318,221	$258,870	$1,247,584	$1,068,172
Earned premiums ceded	(61,480)	(42,883)	(208,179)	(150,398)

Net premiums earned	256,741	215,987	1,039,405	917,774

Net investment income	31,179	24,167	106,835	82,815
Net gains (losses) on alternative investments	(13,731)	56,758	39,885	81,648
Net realized gains (losses) on sale of fixed maturities	(3,570)	6,325	(743)	10,447
Other income	1,047	1,226	4,635	4,890

Total revenues	271,666	304,463	1,190,017	1,097,574

LOSSES AND EXPENSES
Losses and benefits	247,029	163,390	1,018,937	764,296
Acquisition costs	16,309	29,848	76,224	116,862
Interest expense	5,673	9,727	32,025	33,644
General and administrative expenses	14,102	14,384	56,153	49,047

Total losses and expenses	283,113	217,349	1,183,339	963,849

NET INCOME (LOSS)	(11,447)	87,114	6,678	133,725

Change in net unrealized appreciation of fixed maturities	(9,704)	(3,535)	(13,364)	(7,140)
Foreign currency translation adjustment	(568)	3,401	(3,882)	3,577

COMPREHENSIVE INCOME (LOSS)	$(21,719)	$86,980	$(10,568)	$130,162

Basic earnings (loss) per share	$(0.20)	$1.91	$0.14	$2.93

Diluted earnings (loss) per share	$(0.20)	$1.82	$0.13	$2.75

Diluted net operating earnings (loss) per share	$(0.13)	$1.67	$0.14	$2.54

Weighted average shares outstanding - basic	56,133,014	45,753,252	48,685,954	45,703,410

Weighted average shares outstanding - diluted	56,133,014	48,183,656	52,556,015	48,568,769

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Years ended December 31,
	2005	2004
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	45,826	45,185
Issue of shares	13,338	910
Repurchase of shares	(335)	(269)

Balance, end of period	58,829	45,826

Additional paid-in capital
Balance, beginning of period	652,029	637,772
Issue of common shares	297,117	18,266
Direct equity offering expenses	(13,134)	—
Stock option expense	982	572
Repurchase of shares	(7,025)	(4,581)

Balance, end of period	929,969	652,029

Loans receivable from common share sales
Balance, beginning of period	(10,515)	(11,965)
Loans repaid	10,050	1,450

Balance, end of period	(465)	(10,515)

Unearned stock grant compensation
Balance, beginning of period	(13,294)	(4,032)
Stock grants awarded	(11,294)	(15,983)
Amortization	10,014	6,721

Balance, end of period	(14,574)	(13,294)

Accumulated other comprehensive income (loss)
Balance, beginning of period	22,227	25,790
Holding gains (losses) on fixed maturities arising in period	(14,107)	3,307
Net realized (gains) losses included in net income	743	(10,447)
Currency translation adjustments	(3,882)	3,577

Balance, end of period	4,981	22,227

Retained earnings
Balance, beginning of period	240,718	112,480
Net income	6,678	133,725
Dividends paid	(8,955)	(5,487)

Balance, end of period	238,441	240,718

Total shareholders’ equity	$1,217,181	$936,991

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Years Ended December 31
	2005	2004
OPERATING ACTIVITIES
Net income	$6,678	$133,725
Adjustments to reconcile net income to net cash from operating activities:
Amortization of unearned stock based compensation	10,996	7,293
Amortization of premium on fixed maturities	9,293	9,186
Net realized (gains) losses on sale of fixed maturities	743	(10,447)
Alternative investments	(112,352)	(288,132)
Accrued interest income	(8,375)	(9,649)
Premiums receivable	(135,952)	126,679
Losses and benefits recoverable from reinsurers	(134,047)	(114,356)
Funds withheld	667	(17,543)
Deferred acquisition costs	(14,245)	32,346
Prepaid reinsurance premiums	(4,156)	(11,994)
Other assets	3,383	(356)
Property and casualty losses	550,933	463,412
Life and annuity benefits	188,123	186,002
Funds withheld from reinsurers	10,287	87,617
Unearned property and casualty premiums	(4,657)	(23,992)
Reinsurance balances payable	40,523	(24,435)
Accounts payable and accrued expenses	(17,966)	52,302

Cash from operating activities	389,876	597,658

INVESTING ACTIVITIES
Purchase of fixed maturities	(1,789,339)	(1,683,884)
Sales of fixed maturities	1,181,516	1,100,398
Redemptions of fixed maturities	58,061	26,489

Cash used in investing activities	(549,762)	(556,997)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	286,027	3,193
Repurchase of common shares	(7,360)	(4,850)
Dividends	(8,955)	(5,487)
Additions to deposit liabilities	21,287	55,253
Payment of deposit liabilities	(62,438)	(56,124)
Notes and loans repaid	10,050	1,450

Cash from (used in) financing activities	238,611	(6,565)

Effect of exchange rate on cash	(3,882)	3,577

Net increase in cash and cash equivalents	74,843	37,673

Cash and cash equivalents, beginning of period	239,188	201,515

CASH AND CASH EQUIVALENTS, END OF PERIOD	$314,031	$239,188

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $10,269 and $4,281 for the years ended December 31, 2005 and 2004, respectively.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA—DECEMBER 31, 2005

Year to Date Segment Information: (in 000’s US$)	Property & Casualty			Life & Annuity Reinsurance	Corporate	Consolidated
	Reinsurance	Insurance	Total
Gross premiums written	$615,720	$355,296	$971,016	$275,015	$—	$1,246,031
Reinsurance premiums ceded	(65,861)	(145,738)	(211,599)	(1,469)	—	(213,068)

Net premiums written	$549,859	$209,558	$759,417	$273,546	$—	$1,032,963

Earned premiums	$671,356	$301,213	$972,569	$275,015	$—	$1,247,584
Earned premiums ceded	(78,381)	(128,329)	(206,710)	(1,469)	—	(208,179)

Net premiums earned	592,975	172,884	765,859	273,546	—	1,039,405

Net investment income	—	—	—	—	106,835	106,835
Net gains on alternative investments	—	—	—	—	39,885	39,885
Net realized losses on sales of fixed maturities	—	—	—	—	(743)	(743)
Other income	—	—	—	—	4,635	4,635

Total revenues	592,975	172,884	765,859	273,546	150,612	1,190,017

Losses and benefits	532,267	175,458	707,725	311,212	—	1,018,937
Acquisition costs	73,617	110	73,727	2,497	—	76,224
Interest expense	—	—	—	—	32,025	32,025
General and administrative expenses	15,023	9,857	24,880	3,487	27,786	56,153

Total losses and expenses	620,907	185,425	806,332	317,196	59,811	1,183,339

Net income (loss)	$(27,932)	$(12,541)	$(40,473)	$(43,650)	$90,801	$6,678

Loss Ratio (a)	89.8%	101.5%	92.4%
Combined Ratio (b)	104.7%	107.3%	105.3%

(a)	The loss ratio is calculated by dividing losses and benefits by net premiums earned.
(b)	The combined ratio is calculated by dividing total losses and expenses by net premiums earned.

			Periodic Rate of Return
Selected Investment Return Data:	Fair Value*	Investment %’s	Last 3 Months	Last 12 Months	Last 60 months**
Cash and Fixed Maturities	$2,996,895	70.9%	0.59%	3.83%	5.62%

Global Macro	$100,765	2.4%	1.95%	3.13%	9.53%
Long / Short Equity	127,512	3.0%	-3.21%	3.37%	4.37%
Convertible Arbitrage	41,445	1.0%	-0.49%	-4.53%	6.67%
Diversified Arbitrage	179,952	4.3%	3.45%	10.47%	9.35%
Distressed Securities	194,499	4.6%	1.02%	10.83%	17.68%
Opportunistic	23,744	0.6%	5.52%	22.45%	12.87%
Emerging Markets	97,625	2.3%	0.43%	15.87%	17.18%
Fixed Income Arbitrage	22,937	0.5%	-1.86%	-8.62%	4.43%
Event-Driven Arbitrage	212,172	5.0%	-0.07%	7.50%	11.34%
Commodity Trading Advisers	78,782	1.9%	0.51%	10.22%	5.55%
Credit Long / Short	118,059	2.8%	1.49%	7.11%	8.28%

MDS	1,197,493	28.3%	0.51%	5.88%	8.55%

Reinsurance Private Equity	33,397	0.8%	-36.38%	-43.00%	-8.48%

Alternative Investments	$1,230,889	29.1%	-1.11%	3.34%	7.90%

Total Investments	$4,227,784	100.0%	0.04%	3.66%	6.41%

*	Expressed in thousands of United States Dollars
**	Annualized